Exhibit 99.1

Salesforce Announces Strong Fourth Quarter Fiscal 2024 Results

SAN FRANCISCO, Calif. - February 28, 2024 - Salesforce (NYSE: CRM), the #1 AI CRM, today announced results for its fiscal fourth quarter and full fiscal year 2024 ended January 31, 2024.

•Fourth Quarter Revenue of $9.29 Billion, up 11% Year-Over-Year ("Y/Y"), up 10% in Constant Currency ("CC")
•Current Remaining Performance Obligation of $27.6 Billion, up 12% Y/Y, up 13% CC
•FY24 Revenue of $34.9 Billion, up 11% Y/Y, up 11% CC
•FY24 GAAP Operating Margin of 14.4% and non-GAAP Operating Margin of 30.5%
•FY24 Operating Cash Flow of $10.2 Billion, up 44% Y/Y
•Initiates a Quarterly Dividend of $0.40 per Share of Outstanding Common Stock
•Announced Share Repurchase Program Authorization Increased by $10 Billion
•Returned $1.7 Billion in the Form of Share Repurchases to Stockholders in Q4 and $11.7 Billion Since Inception of our Share Repurchase Program
•Initiates Full Year FY25 Revenue Guidance of $37.7 Billion to $38.0 Billion, up 8% - 9% Y/Y
•Initiates Full Year FY25 Subscription & Support Revenue Growth Guidance of Approximately 10% Y/Y, Slightly Above 10% Y/Y CC
•Initiates Full Year FY25 GAAP Operating Margin Guidance of 20.4% and non-GAAP Operating Margin Guidance of 32.5%
•Initiates Full Year FY25 Operating Cash Flow Growth Guidance of 21% to 24% Y/Y

“It's been a phenomenal year of transformation for Salesforce with strong performance across all our key metrics, including record cash flow and margin growth. Our total remaining performance obligation ended the fourth quarter at $56.9 billion, an increase of 17% year-over-year. We’re also thrilled to initiate our first-ever Salesforce dividend and increase our share buyback plan by $10 billion,” said Marc Benioff, Chair & CEO, Salesforce. “With our trusted, unified Einstein 1 Platform, we’re incredibly well positioned to build on our success and capitalize on the massive surge in tech spending expected over the coming years, delivering an unprecedented level of intelligence to our customers as AI transforms every company and industry.”

“We had a strong close to our fiscal year and demonstrated significant progress on the profitable growth strategy we announced last year, delivering full year GAAP operating margin of 14.4% and Non-GAAP operating margin of 30.5%,” said Amy Weaver, President and CFO of Salesforce. “We have had an extraordinary year of transformation and, looking ahead, we remain committed to driving shareholder value.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year:

Revenue: Total fourth quarter revenue was $9.29 billion, an increase of 11% Y/Y and 10% CC. Subscription and support revenues were $8.75 billion, an increase of 12% Y/Y. Professional services and other revenues were $0.54 billion, a decrease of (9)% Y/Y.

Fiscal 2024 revenue was $34.86 billion, an increase of 11% Y/Y and 11% CC. Subscription and support revenues were $32.54 billion, an increase of 12% Y/Y. Professional services and other revenues were $2.32 billion, flat Y/Y.

Operating Margin: Fourth quarter GAAP operating margin was 17.5%. Fourth quarter non-GAAP operating margin was 31.4%. Restructuring negatively impacted fourth quarter GAAP operating margin by (190) bps.

Fiscal 2024 GAAP operating margin was 14.4%. Fiscal 2024 non-GAAP operating margin was 30.5%. Restructuring negatively impacted fiscal 2024 GAAP operating margin by (280) bps.

Earnings per Share: Fourth quarter GAAP diluted EPS was $1.47 and non-GAAP diluted EPS was $2.29. Losses on the Company’s strategic investments negatively impacted GAAP diluted EPS by $(0.03) based on a U.S. tax rate of 24.5% and non-GAAP diluted EPS by $(0.03) based on a non-GAAP tax rate of 23.5%. Restructuring negatively impacted fourth quarter GAAP diluted EPS by $(0.18).

Fiscal 2024 GAAP diluted EPS was $4.20 and non-GAAP diluted EPS was $8.22. Losses on the Company’s strategic investments negatively impacted GAAP diluted EPS by $(0.21) based on a U.S. tax rate of 24.5% and non-GAAP diluted EPS by ($0.22) based on a non-GAAP tax rate of 23.5%. Restructuring negatively impacted fiscal 2024 GAAP diluted EPS by $(1.00).

Cash Flow: Cash generated from operations for the fourth quarter was $3.40 billion, an increase of 22% Y/Y. Free cash flow was $3.26 billion, an increase of 27% Y/Y. Restructuring negatively impacted fourth quarter operating cash flow growth by (200) bps.

Cash generated from operations for the fiscal 2024 was $10.23 billion, an increase of 44% Y/Y. Free cash flow was $9.50 billion, an increase of 50% Y/Y. Restructuring negatively impacted fiscal 2024 operating cash flow growth by (1,500) bps.

Remaining Performance Obligation: Remaining performance obligation ended the fourth quarter at $56.9 billion, an increase of 17% Y/Y. Current remaining performance obligation ended at $27.6 billion, an increase of 12% Y/Y, and 13% CC.

Salesforce Initiates Quarterly Dividend

Salesforce’s Board of Directors declared a cash dividend of $0.40 per share of our outstanding common stock, payable on April 11, 2024 to stockholders of record as of the close of business on March 14, 2024. We intend to pay a cash dividend on a quarterly basis going forward, subject to market conditions and approval by our Board of Directors.

Forward Looking Guidance

As of February 28, 2024, the Company is initiating its first quarter GAAP and non-GAAP diluted EPS guidance, current remaining performance obligation growth guidance, and revenue guidance. The Company is initiating its full year FY25 revenue guidance, GAAP and non-GAAP diluted EPS guidance, GAAP and non-GAAP operating margin guidance, subscription and support revenue growth guidance, and operating cash flow growth guidance.

Our guidance assumes no change to the value of the Company's strategic investment portfolio as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the Company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.

	Q1 FY25 Guidance	Full Year FY25 Guidance
Total Revenue	$9.12 - $9.17 Billion	$37.7 - $38.0 Billion
Y/Y Growth	11%	9%
FX Impact(1)	($50M) Y/Y FX	($100M) Y/Y FX
Subscription & Support Revenue Y/Y Growth(4)	N/A	Approx 10%, Slightly Above 10% in CC
GAAP Operating Margin	N/A	~20.4%
Non-GAAP Operating Margin(2)	N/A	~32.5%
GAAP Diluted Earnings per Share(2)	$1.42 - $1.44	$6.07 - $6.15
Non-GAAP Diluted Earnings per Share(2)	$2.37 - $2.39	$9.68 - $9.76
Operating Cash Flow Growth (Y/Y)	N/A	21% - 24%
Current Remaining Performance Obligation Growth (Y/Y)	11%	N/A
FX Impact(3)	($200M) Y/Y FX	N/A
(1) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(2) Non-GAAP operating margin and non-GAAP Diluted EPS are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP Diluted EPS guidance and non-GAAP Diluted

EPS guidance excludes any impact to share count from potential Q1 - Q4 FY25 repurchase activity under our share repurchase program.
(3) Current Remaining Performance Obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.
(4) Subscription & Support revenue excludes professional services revenue.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY25 Guidance
GAAP operating margin(1)	~20.4%
Plus
Amortization of purchased intangibles(2)	4.4%
Stock-based compensation expense(2)(3)	7.7%
Restructuring(2)(3)	—%
Non-GAAP operating margin(1)	~32.5%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY25.
(3) The percentages shown in the restructuring line have been calculated based on charges associated with the Company's restructuring activities. Stock-based compensation expense included in the full year FY25 guidance GAAP to non-GAAP reconciliation table excludes stock-based compensation expense related to the Company's restructuring activities, which is included in the restructuring line.

The following is a per share reconciliation of GAAP diluted EPS to non-GAAP diluted EPS guidance for the next quarter and the full year:

	Fiscal 2025
	Q1	FY25
GAAP diluted earnings per share range(1)(2)	$1.42 - $1.44	$6.07 - $6.15
Plus
Amortization of purchased intangibles	$0.47	$1.64
Stock-based compensation expense	$0.73	$2.92
Restructuring(3)	$—	$0.02
Less
Income tax effects and adjustments(4)	$(0.25)	$(0.97)
Non-GAAP diluted earnings per share(2)	$2.37 - $2.39	$9.68 - $9.76
Shares used in computing basic net income per share (millions)(5)	976	986
Shares used in computing diluted net income per share (millions)(5)	994	1,002
(1) The Company's GAAP tax provision is expected to be approximately 22.5% for the three months ended April 30, 2024, and approximately 22.5% for the year ended January 31, 2025. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted EPS assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted EPS is in connection with the Company's restructuring activities.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP earnings per share guidance and non-GAAP earnings per share guidance excludes any impact to share count from potential FY25 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements
Three times a year Salesforce delivers new product releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments made over multiple years, designed to help customers drive cost savings, boost efficiency, and build trust.

To view our major product releases and other highlights as part of the Spring 2024 Product Release, visit: www.salesforce.com/products/spring-24-release.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce is the #1 AI CRM, empowering companies to connect with their customers in a whole new way through the power of CRM + AI + Data + Trust on one unified platform: Einstein 1. For more information visit: www.salesforce.com (NYSE: CRM).

Mike Spencer
Salesforce
Investor Relations
415-536-6250
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges, and expected timing of product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially from those expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with: our ability to maintain security levels and service performance that meet the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; uncertainties regarding AI technologies and its integration into our product offerings; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cybersecurity, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities, and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments, and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or remote work policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fluctuations in the fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to maintain and enhance our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of transfers and the value of such transferred intellectual property; uncertainties regarding the effect of general economic, business and market conditions, including inflationary pressures, general economic downturn or recession, market volatility, increasing interest rates, changes in monetary policy and the prospect of a shutdown of the U.S. federal government; the potential impact of financial institution instability; the impact of geopolitical events, including the war in Ukraine and the Israel-Hamas war; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to execute our share repurchase program; our ability to declare future cash dividends; our ability to comply with our debt covenants and lease obligations; the impact of climate change, natural disasters and actual or threatened public health emergencies; expected benefits of and timing of completion of the restructuring plan and the expected costs and charges of the restructuring plan, including, among other things, the risk that the restructuring costs and charges may be greater than we anticipate, our restructuring efforts may adversely affect our internal programs and ability to recruit and retain skilled and motivated personnel, our restructuring efforts may be distracting to employees and management, our restructuring efforts may negatively impact our business operations and reputation with or ability to serve customers, and our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and our ability to achieve our aspirations, goals and projections related to our environmental, social and governance (“ESG”) initiatives, including our ability to comply with evolving legal standards and federal and state regulations concerning ESG matters.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at http://investor.salesforce.com/financials/.
Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly these forward-looking statements for any reason, except as required by law.

© 2024 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Revenues:
Subscription and support	$8,748	$7,789	$32,537	$29,021
Professional services and other	539	595	2,320	2,331
Total revenues	9,287	8,384	34,857	31,352
Cost of revenues (1)(2):
Subscription and support	1,581	1,440	6,177	5,821
Professional services and other	567	660	2,364	2,539
Total cost of revenues	2,148	2,100	8,541	8,360
Gross profit	7,139	6,284	26,316	22,992
Operating expenses (1)(2):
Research and development	1,275	1,128	4,906	5,055
Marketing and sales	3,437	3,385	12,877	13,526
General and administrative	632	586	2,534	2,553
Restructuring (3)	173	828	988	828
Total operating expenses	5,517	5,927	21,305	21,962
Income from operations	1,622	357	5,011	1,030
Losses on strategic investments, net	(35)	(314)	(277)	(239)
Other income (expense)	58	(10)	216	(131)
Income before provision for income taxes	1,645	33	4,950	660
Provision for income taxes	(199)	(131)	(814)	(452)
Net income (loss)	$1,446	$(98)	$4,136	$208
Basic net income (loss) per share	$1.49	$(0.10)	$4.25	$0.21
Diluted net income (loss) per share	$1.47	$(0.10)	$4.20	$0.21
Shares used in computing basic net income (loss) per share	970	984	974	992
Shares used in computing diluted net income (loss) per share	983	984	984	997

(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenues	$235	$250	$978	$1,035
Marketing and sales	223	223	891	916
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenues	$107	$127	$431	$499
Research and development	237	273	972	1,136
Marketing and sales	247	309	1,062	1,256
General and administrative	76	80	299	368
Restructuring	7	20	23	20
(3)In January 2023, the Company announced a restructuring plan (the "Restructuring Plan”) intended to reduce operating costs, improve operating margins, and continue advancing the Company's ongoing commitment to profitable growth. The Restructuring Plan includes a reduction of the Company's workforce and select real estate exits and office space reductions within certain markets. In the fourth quarter of fiscal 2024, the Company initiated, and has substantially completed, an initiative to drive further operational efficiencies through a focused workforce reduction.

Salesforce, Inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Revenues:
Subscription and support	94%	93%	93%	93%
Professional services and other	6	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	17	18	19
Professional services and other	6	8	7	8
Total cost of revenues	23	25	25	27
Gross profit	77	75	75	73
Operating expenses (1)(2):
Research and development	13	14	14	16
Marketing and sales	37	40	37	43
General and administrative	7	7	7	8
Restructuring	2	10	3	3
Total operating expenses	59	71	61	70
Income from operations	18	4	14	3
Losses on strategic investments, net	(1)	(4)	(1)	(1)
Other income (expense)	1	0	1	0
Income before provision for income taxes	18	0	14	2
Provision for income taxes	(2)	(1)	(2)	(1)
Net income (loss)	16%	(1)%	12%	1%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenues	3%	3%	3%	3%
Marketing and sales	2	3	2	3

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenues	1%	2%	1%	2%
Research and development	3	3	3	3
Marketing and sales	3	4	3	4
General and administrative	0	1	1	1
Restructuring	0	0	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	January 31, 2024	January 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$8,472	$7,016
Marketable securities	5,722	5,492
Accounts receivable, net	11,414	10,755
Costs capitalized to obtain revenue contracts, net	1,905	1,776
Prepaid expenses and other current assets	1,561	1,356
Total current assets	29,074	26,395
Property and equipment, net	3,689	3,702
Operating lease right-of-use assets, net	2,366	2,890
Noncurrent costs capitalized to obtain revenue contracts, net	2,515	2,697
Strategic investments	4,848	4,672
Goodwill	48,620	48,568
Intangible assets acquired through business combinations, net	5,278	7,125
Deferred tax assets and other assets, net	3,433	2,800
Total assets	$99,823	$98,849
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$6,111	$6,743
Operating lease liabilities, current	518	590
Unearned revenue	19,003	17,376
Debt, current	999	1,182
Total current liabilities	26,631	25,891
Noncurrent debt	8,427	9,419
Noncurrent operating lease liabilities	2,644	2,897
Other noncurrent liabilities	2,475	2,283
Total liabilities	40,177	40,490
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(11,692)	(4,000)
Additional paid-in capital	59,841	55,047
Accumulated other comprehensive loss	(225)	(274)
Retained earnings	11,721	7,585
Total stockholders’ equity	59,646	58,359
Total liabilities and stockholders’ equity	$99,823	$98,849

Salesforce, Inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Operating activities:
Net income (loss)	$1,446	$(98)	$4,136	$208
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (1)	953	1,032	3,959	3,786
Amortization of costs capitalized to obtain revenue contracts, net	497	443	1,925	1,668
Stock-based compensation expense	674	809	2,787	3,279
Losses on strategic investments, net	35	314	277	239
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(6,564)	(6,481)	(659)	(995)
Costs capitalized to obtain revenue contracts, net	(966)	(1,066)	(1,872)	(2,345)
Prepaid expenses and other current assets and other assets	(93)	57	(843)	(302)
Accounts payable and accrued expenses and other liabilities	1,129	1,733	(478)	528
Operating lease liabilities	(147)	(138)	(621)	(699)
Unearned revenue	6,439	6,183	1,623	1,744
Net cash provided by operating activities	3,403	2,788	10,234	7,111
Investing activities:
Business combinations, net of cash acquired	0	0	(82)	(439)
Purchases of strategic investments	(106)	(75)	(496)	(550)
Sales of strategic investments	6	174	108	355
Purchases of marketable securities	(934)	(645)	(3,761)	(4,777)
Sales of marketable securities	394	379	1,511	1,771
Maturities of marketable securities	319	697	2,129	2,449
Capital expenditures	(147)	(218)	(736)	(798)
Net cash provided by (used in) investing activities	(468)	312	(1,327)	(1,989)
Financing activities:
Repurchases of common stock	(1,692)	(2,323)	(7,620)	(4,000)
Proceeds from employee stock plans	869	173	1,954	861
Principal payments on financing obligations	(123)	(70)	(629)	(419)
Repayments of debt	0	(1)	(1,182)	(4)
Net cash used in financing activities	(946)	(2,221)	(7,477)	(3,562)
Effect of exchange rate changes	30	61	26	(8)
Net increase in cash and cash equivalents	2,019	940	1,456	1,552
Cash and cash equivalents, beginning of period	6,453	6,076	7,016	5,464
Cash and cash equivalents, end of period	$8,472	$7,016	$8,472	$7,016
(1)    Includes amortization of intangible assets acquired through business combinations, depreciation of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)

	January 31, 2024	October 31, 2023	July 31, 2023	April 30, 2023	January 31, 2023
Full time equivalent headcount	72,682	70,843	70,456	72,970	79,390
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of software license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of January 31, 2024	$27.6	$29.3	$56.9
As of October 31, 2023	23.9	24.4	48.3
As of July 31, 2023	24.1	22.5	46.6
As of April 30, 2023	24.1	22.6	46.7
As of January 31, 2023	24.6	24.0	48.6
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Unearned revenue, beginning of period	$12,564	$11,193	$17,376	$15,628
Billings and other (1)	15,834	14,680	36,370	33,034
Contribution from contract asset	(108)	(113)	110	62
Revenue recognized over time	(8,463)	(7,730)	(32,727)	(29,595)
Revenue recognized at a point in time	(824)	(654)	(2,130)	(1,757)
Unearned revenue from business combinations	0	0	4	4
Unearned revenue, end of period	$19,003	$17,376	$19,003	$17,376
(1)     Other includes, for example, the impact of foreign currency translation.

Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Sales	$1,969	$1,787	$7,580	$6,831
Service	2,158	1,924	8,245	7,369
Platform and Other	1,720	1,557	6,611	5,967
Marketing and Commerce	1,274	1,177	4,912	4,516
Integration and Analytics (1)	1,627	1,344	5,189	4,338
	$8,748	$7,789	$32,537	$29,021
(1) In the fourth quarter of fiscal 2024, the Company renamed the service offering previously referred to as Data to Integration and Analytics, which includes Mulesoft and Tableau.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Americas	$6,176	$5,657	$23,289	$21,250
Europe	2,205	1,935	8,128	7,163
Asia Pacific	906	792	3,440	2,939
	$9,287	$8,384	$34,857	$31,352
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended January 31, 2024 Compared to Three Months Ended January 31, 2023	Three Months Ended October 31, 2023 Compared to Three Months Ended October 31, 2022	Three Months Ended January 31, 2023 Compared to Three Months Ended January 31, 2022
Sales	10%	10%	16%
Service	12%	11%	15%
Platform and Other	10%	11%	18%
Marketing and Commerce	7%	8%	16%
Integration and Analytics (1)	21%	22%	20%
(1) In the fourth quarter of fiscal 2024, the Company renamed the service offering previously referred to as Data to Integration and Analytics, which includes Mulesoft and Tableau.
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended January 31, 2024 Compared to Three Months Ended January 31, 2023	Three Months Ended October 31, 2023 Compared to Three Months Ended October 31, 2022	Three Months Ended January 31, 2023 Compared to Three Months Ended January 31, 2022
Americas	9%	9%	14%
Europe	11%	10%	20%
Asia Pacific	19%	21%	30%
Total growth	10%	10%	17%

Current remaining performance obligation constant currency growth rates were as follows:

	January 31, 2024 Compared to January 31, 2023	October 31, 2023 Compared to October 31, 2022	January 31, 2023 Compared to January 31, 2022
Total growth	13%	13%	13%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Non-GAAP income from operations
GAAP income from operations	$1,622	$357	$5,011	$1,030
Plus:
Amortization of purchased intangibles (1)	458	473	1,869	1,951
Stock-based compensation expense (2)(3)	667	789	2,764	3,259
Restructuring	173	828	988	828
Non-GAAP income from operations	$2,920	$2,447	$10,632	$7,068
Non-GAAP operating margin as a percentage of revenues
Total revenues	$9,287	$8,384	$34,857	$31,352
GAAP operating margin (4)	17.5%	4.3%	14.4%	3.3%
Non-GAAP operating margin (4)	31.4%	29.2%	30.5%	22.5%
Non-GAAP net income
GAAP net income (loss)	$1,446	$(98)	$4,136	$208
Plus:
Amortization of purchased intangibles (1)	458	473	1,869	1,951
Stock-based compensation expense (2)(3)	667	789	2,764	3,259
Restructuring	173	828	988	828
Income tax effects and adjustments	(493)	(336)	(1,670)	(1,022)
Non-GAAP net income	$2,251	$1,656	$8,087	$5,224

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Non-GAAP diluted net income per share
GAAP diluted net income (loss) per share	$1.47	$(0.10)	$4.20	$0.21
Plus:
Amortization of purchased intangibles (1)	0.47	0.48	1.90	1.96
Stock-based compensation expense (2)(3)	0.68	0.80	2.81	3.27
Restructuring	0.18	0.84	1.00	0.83
Income tax effects and adjustments	(0.51)	(0.34)	(1.69)	(1.03)
Non-GAAP diluted net income per share	$2.29	$1.68	$8.22	$5.24
Shares used in computing Non-GAAP diluted net income per share	983	987	984	997

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenues	$235	$250	$978	$1,035
Marketing and sales	223	223	891	916
	$458	$473	$1,869	$1,951

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenues	$107	$127	$431	$499
Research and development	237	273	972	1,136
Marketing and sales	247	309	1,062	1,256
General and administrative	76	80	299	368
	$667	$789	$2,764	$3,259

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring initiatives for the three months ended January 31, 2024 and 2023 of $7 million and $20 million, respectively, and for the fiscal year ended January 31, 2024 and 2023 of $23 million and $20 million, respectively, which are included in the Restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges related to the Restructuring Plan.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income (Loss) Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$1,446	$(98)	$4,136	$208
Basic net income (loss) per share	$1.49	$(0.10)	$4.25	$0.21
Shares used in computing basic net income (loss) per share	970	984	974	992

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$2,251	$1,656	$8,087	$5,224
Non-GAAP basic net income per share	$2.32	$1.68	$8.30	$5.27
Shares used in computing Non-GAAP basic net income per share	970	984	974	992

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$1,446	$(98)	$4,136	$208
Diluted net income (loss) per share	$1.47	$(0.10)	$4.20	$0.21
Shares used in computing diluted net income (loss) per share	983	984	984	997

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$2,251	$1,656	$8,087	$5,224
Non-GAAP diluted net income per share	$2.29	$1.68	$8.22	$5.24
Shares used in computing Non-GAAP diluted net income per share	983	987	984	997

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
GAAP net cash provided by operating activities	$3,403	$2,788	$10,234	$7,111
Capital expenditures	(147)	(218)	(736)	(798)
Free cash flow	$3,256	$2,570	$9,498	$6,313

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP earnings per share, non-GAAP tax rates, free cash flow, constant currency revenue, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles, and charges related to the Restructuring Plan. Non-GAAP earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the Restructuring Plan, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2024 and 2023, the Company used a projected non-GAAP tax rate of 23.5% and 22.0%, respectively. For fiscal 2025, the Company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.